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                                  EXHIBIT 4.2


                    SPECIMEN SERIES A CUMULATIVE CONVERTIBLE
                          PREFERRED STOCK CERTIFICATE

                       SEE REVERSE SIDE FOR RESTRICTIONS
                        ON THE TRANSFER OF THESE SHARES

NUMBER                                                                 SHARES



                               SUCCESSORIES, INC.

This Certifies that __________________ is the owner of ______________________
full paid and non-assessable SERIES A CUMULATIVE PREFERRED Shares, $100.00 par value, of SUCCESSORIES, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     A statement, in full, of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Corporation to any shareholder upon request and without charge.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this 18th day of September A.D. 1996.


Timothy C. Dillon                                           James M. Beltrame
Secretary                                                   President
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                                  SEE REVERSE

For Value Received, ______ hereby sell, assign and transfer unto
________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated __________________, 19___

          In presence of

     __________________________________ __________________________________



      THE SECURITIES OF SUCCESSORIES, INC. (THE "ISSUER") REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO REGULATION S, PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S) DURING THE PERIOD COMMENCING ON THE SALE OF THESE SECURITIES AND ENDING ON THE FORTIETH (40TH) DAY FOLLOWING COMPLETION OF THE REGULATION S OFFERING OF THE ISSUER PURSUANT TO WHICH THESE SECURITIES HAVE BEEN ISSUED, WHICH DAY IS SEPTEMBER 18, 1996 (THE "RESTRICTED PERIOD"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY FIRST BE CONVERTED INTO COMMON STOCK OF THE ISSUER ON OCTOBER 28, 1996 AND ARE SUBJECT TO FURTHER RESTRICTIONS ON CONVERSION AS SET FORTH IN THIS CERTIFICATE. THE ISSUER WILL NOTIFY THE TRANSFER AGENT OF THE DATE OF COMPLETION OF SUCH OFFERING AND OF THE EXPIRATION OF SUCH RESTRICTED PERIOD. FURTHERMORE, THE SECURITIES OF THE ISSUER REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN REGULATION S SECURITIES SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER 18, 1996 (THE "AGREEMENT"), AND EACH HOLDER OF THESE SECURITIES IS REQUIRED TO CONVERT THEIR SECURITIES PURSUANT TO THE AGREEMENT, ON A PRORATA BASIS WITH THE OTHER HOLDERS OF THE SECURITIES OR THEIR RESPECTIVE TRUSTEES.